Exhibit 99.1

MEDLEY MANAGEMENT INC. ANNOUNCES CLOSING OF $34.5 MILLION
MEDLEY LLC PUBLIC OFFERING OF 7.25% NOTES DUE 2024

NEW YORK, January 18, 2017 (GLOBE NEWSWIRE) -- Medley Management Inc. (“Medley”) (NYSE:MDLY), a credit-focused asset management firm, today announced that Medley LLC, its operating company, has closed its public offering of $34,500,000 in aggregate principal amount of its 7.25% notes due 2024, which includes the exercise in full of the underwriters’ option to purchase additional notes, at a public offering price of 100% of the principal amount. The notes mature on January 30, 2024.  Interest will be payable quarterly.  Medley LLC intends to use the net proceeds from the offering to repay a portion of the outstanding indebtedness under Medley LLC’s syndicated term loan and for general corporate purposes.

The notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “MDLQ”. FBR Capital Markets & Co., Incapital LLC, BB&T Capital Markets, Ladenburg Thalmann & Co. Inc., William Blair & Company, L.L.C., Compass Point Research & Trading, LLC and JonesTrading Institutional Services LLC acted as joint book-running managers. Boenning & Scattergood, Inc., Maxim Group LLC, National Securities Corporation and Wedbush Securities Inc. acted as co-managers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This offering is being made solely by means of a written prospectus, which may be obtained from any of the following investment banks: FBR Capital Markets & Co., Attention: Syndicate Prospectus Department, 1300 North 17th Street, Suite 1400, Arlington, VA 22209, or by calling FBR Capital Markets & Co. at (703) 312-9726 or by emailing FBR Capital Markets & Co. at prospectuses@fbr.com; or Incapital LLC, Attention: Capital Markets, 1800 North Military Trail, Suite 400, Boca Raton, FL 33431, or by emailing Incapital LLC at prospectus_requests@incapital.com; or BB&T Capital Markets, Attention: Syndicate Dept. at 901 East Byrd Street, 3rd Floor, Richmond, VA 23219, or by emailing BB&T Capital Markets at prospectusrequests@bbandtcm.com; or Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY 10022, or by emailing Ladenburg Thalmann & Co. Inc. at prospectus@ladenburg.com; or William Blair & Company, L.L.C., Attention: Clancey Burson, 222 W Adams, 29th floor, Chicago, IL 60606; or Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, or by emailing Compass Point Research & Trading, LLC at syndicate@compasspointllc.com; or JonesTrading Institutional Services LLC, 780 3rd Avenue, New York, NY 10017, or by calling JonesTrading Institutional Services LLC toll-free at (800) 423-5933; or Boenning & Scattergood, Inc., Attention: Michael Galantino, Managing Director, 200 Barr Harbor Dr. #300, Conshohocken, PA 19428, or by calling Boenning & Scattergood, Inc. toll-free at (800) 883-1212; or Maxim Group LLC, Attention: Eileen Citarrella, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or by emailing Maxim Group LLC at syndicates@maximgrp.com; or National Securities Corporation, Attention: Kim E. Addarich, 410 Park Avenue, 14th floor, New York, NY 10022; or Wedbush Securities Inc., 1000 Wilshire Blvd, Los Angeles, CA 90017, or by emailing syndicate@wedbush.com, or by calling (213) 688-8050. A copy of the prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

ABOUT MEDLEY

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. As of December 31, 2016, Medley had in excess of $5.3 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion of capital to over 350 companies across 35 industries in North America.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCQ), (NYSE:MCV), and (NYSE:MCX).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by Medley and Medley LLC with the Securities and Exchange Commission. Except as required by law, Medley and Medley LLC undertake no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations Contact:

Sam Anderson

212-759-0777

Head of Capital Markets & Risk Management

Medley Management Inc.

Medley LLC

Media Contact:

Liz Bruce

212-498-9197
Fitzroy Communications